                                                                       Exhibit g

                                                                               a
FORM OF
REINSURANCE AGREEMENT #


THIS AUTOMATIC [SELF ADMINISTERED] [INDIVIDUAL] [YRT] [COINSURANCE] REINSURANCE AGREEMENT

Effective  MONTH DD, 200X

(hereinafter referred to as the "Agreement"


is made between

COMPANY NAME

of City, State of Domicile

(hereinafter referred to as "the Company")


and


COMPANY NAME.

of City, State of Domicile


(hereinafter referred to as "the Reinsurer")

                                TABLE OF CONTENTS


PREAMBLE

ARTICLE 1
1.1      Scope of Coverage

ARTICLE 2
2.1      Automatic Reinsurance
2.2      Facultative Reinsurance

ARTICLE 3
3.1      Automatic Submissions
3.2      Facultative Submissions

ARTICLE 4
4.1      Liability
4.2      Commencement of Automatic Reinsurance Liability
4.3      Commencement of Facultative Reinsurance Liability
4.4      Conditional or Interim Receipt Liability

ARTICLE 5
5.1      Premium Accounting
5.2      Non-Payment of Premiums

ARTICLE 6
6.1      Right of Offset

ARTICLE 7
7.1      Conversions
7.2      Policy Changes
7.3      Reductions
7.4      Lapses
7.5      Reinstatements
7.6      Minimum Reinsurance Limit

ARTICLE 8
8.1      Retention Limit Changes
8.2      Recapture

ARTICLE 9
9.1      Claims Notice
9.2      Claims Payment
9.3      Contested Claims
9.4      Claims Expenses
9.5      Extra Contractual Obligations
9.6      Misstatement of Age or Sex


ARTICLE 10
10.1     Errors and Omissions
10.2     Dispute Resolution
10.3     Arbitration

ARTICLE 11
11.1     Insolvency

ARTICLE 12
12.1     DAC Tax
12.2     Taxes and Expenses

ARTICLE 13
13.1     Entire Agreement
13.2     Inspection of Records
13.3     Good Faith
13.4     Confidentiality

ARTICLE 14
14.1     Duration of Agreement
14.2     Severability
14.3     Construction
14.4     Regulatory Compliance

EXECUTION

EXHIBITS
A        Business Covered
A-1      Required Forms, Manuals & Issue Rules - Conditional Receipt Amount
B        Reinsurance Application
C        General Terms (including Reinsurance Rates and Allowances)
D        The Company's Retention Limits
E        The Reinsurer's Automatic Acceptance Limits
F        Reinsurance Reports

                                    PREAMBLE


         This Agreement is solely between the Company and the Reinsurer. The acceptance of risks under this Agreement will create no right or legal relation between the Reinsurer the insured, owner, or beneficiary of any insurance policy or other contract of the Company.

         This Agreement will be binding upon the parties hereto and their respective successors and assigns.



                                    ARTICLE 1

1.1      SCOPE OF COVERAGE

         This Agreement applies to all insurance policies and supplementary benefits and riders attached thereto (hereinafter referred to as "policies") listed in Exhibit A, which have been issued directly by the Company in accordance with its underwriting rules, premium rates and policy forms as provided to the Reinsurer. The issuance of such business by the Company to lives resident in the countries stated in Exhibit A, constitutes the transaction of business in a jurisdiction in which the Company is properly licensed.

         On and after the effective date of this Agreement, the Company will cede, and the Reinsurer will accept risk on the above referenced policies in accordance with the terms and conditions of this Agreement. The policies accepted by the Reinsurer will be hereinafter referred to as "Reinsured Policies".

         The Company may not reinsure the amount it has retained on the business covered hereunder on any basis whatsoever without the Reinsurer's written consent.

         This Agreement does not cover the following unless specified elsewhere in this Agreement:

         1.1.1 Noncontractual conversions, rollovers, exchanges or group conversions; or

         1.1.2 Any business issued under a program where full current evidence of insurability consistent with the amount of insurance is not obtained, or where conventional selection criteria are not applied in underwriting the risk; or

         1.1.3 Any conversion of a previously issued policy that had been reinsured with another reinsurer.

         Each policy covered under this Agreement must provide for the maximum normal periods of suicide and contestability protection permitted in the state in which the policy is executed.



                                    ARTICLE 2

2.1    AUTOMATIC REINSURANCE

         The Company will automatically cede the Reinsurer's share of the policies, supplementary benefits and riders covered under this Agreement to the Reinsurer in accordance with the Automatic Acceptance Limits specified in Exhibit E, provided that:

         2.1.1 the Company has retained the amount stipulated in Exhibit D according to the age and mortality rating at the time of underwriting; and

         2.1.2 the total of the new reinsurance required and the amount already reinsured on that life under this Agreement and all other life agreements between the Reinsurer and the Company, does not exceed the Automatic Acceptance Limits set out in Exhibit E; and

         2.1.3 the amount of insurance on that life in all companies does not exceed the Inforce Limits stated in Exhibit E; and

         2.1.4 the application is on a life for which an application has not been submitted by the Company on a facultative basis to the Reinsurer or any other reinsurer within the last 3 years, unless the original reason for submitting facultatively no longer applies.

         If the Company is already on the risk for its retention under previously issued policies, the Reinsurer will automatically accept reinsurance according to the Automatic Acceptance Limits set out in Exhibit E, provided the Company has applied the same underwriting guidelines it would have applied if the new policy had fallen completely within its retention.


2.2      FACULTATIVE REINSURANCE

         If the Company receives an application for a policy covered under this Agreement that does not meet the automatic coverage criteria listed in section 2.1 above, it may submit the application facultatively to the Reinsurer for its consideration.

         The reinsurance will also be on a facultative basis if the Company submits an application to the Reinsurer for its consideration on a plan or rider that qualifies for automatic reinsurance under this Agreement.

         The relevant terms and conditions of this Agreement will apply to those facultative offers made by the Reinsurer which are accepted by the Company.

                                    ARTICLE 3


3.1      AUTOMATIC SUBMISSIONS

         The Company will submit automatic policies to the Reinsurer according to the reporting terms set out in Exhibit F.

         Upon the request of the Reinsurer, the Company will send to the Reinsurer copies of the application, underwriting papers and other papers on a life reinsured automatically under this Agreement.


3.2      FACULTATIVE SUBMISSIONS

         The Company will apply for reinsurance on a facultative basis by sending to the Reinsurer an Application for Reinsurance, a sample of which is included as Exhibit B. Unless specified elsewhere in the Agreement, accompanying this Application for Reinsurance will be copies of all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners' reports, attending physicians' statements, inspection reports, and other papers bearing on the insurability of the risk. The Company will also notify the Reinsurer of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information received by the Company that is pertinent to the risk assessment will be transmitted to the Reinsurer immediately.

         After consideration of the Application for Reinsurance and related papers, the Reinsurer will promptly inform the Company of its underwriting decision. The Reinsurer's offer will expire at the end of the period stated in Exhibit A, unless otherwise specified by the Reinsurer. If the underwriting decision is acceptable to the Company and the Company's policy is subsequently placed in force in accordance with the issue rules provided to the Reinsurer, the Company will duly notify the Reinsurer according to the terms outlined in Exhibit F.

         If any risk is submitted to more than one reinsurer for consideration, the Allocation Rules for placement of facultative cases as provided in Exhibit A-1 will apply.

                                    ARTICLE 4
4.1      LIABILITY

         Unless specified elsewhere in the Agreement, the Reinsurer's liability for the Reinsured Policies is restricted to its share of the Company's liability as limited by the terms and conditions of the particular policy under which the Company is liable.

         The Reinsurer may terminate its liability for any policies for which reinsurance premium payments are in arrears, according to the terms set out in Article 5.2 of this Agreement.


4.2      COMMENCEMENT OF AUTOMATIC REINSURANCE LIABILITY

         The Reinsurer's liability for any Reinsured Policy accepted automatically will begin simultaneously with the Company's contractual liability for that policy.


4.3      COMMENCEMENT OF FACULTATIVE REINSURANCE LIABILITY

         If a facultative application is submitted by the Company to the Reinsurer only, then the Reinsurer's liability will begin simultaneously with the Company's contractual liability for this facultative policy. The amount of the Reinsurer's liability will be the lesser of the Reinsurer's offer, the Conditional Receipt Amount set out in Exhibit A-1 or the Automatic Acceptance Limits set out in Exhibit E. The Reinsurer's liability ceases if the Reinsurer declines the risk and duly notifies the Company. The Reinsurer's liability would also cease if the Company declines the Reinsurer's offer.

         If, however, a facultative application is submitted by the Company to any other reinsurer, in addition to the Reinsurer, the liability of the Reinsurer will commence when the Reinsurer has received notice from the Company, during the lifetime of the insured, that the Reinsurer's offer has been accepted. The Company will have the number of days specified in Exhibit A from the date of the Reinsurer's final offer in which to place the policy with the insured/owner, after which time the Reinsurer's offer will expire unless the Reinsurer explicitly states in writing that the offer is extended for some further period.


4.4      CONDITIONAL OR INTERIM RECEIPT LIABILITY

         Conditional or Interim Receipt coverage applicable to automatic reinsurance under this Agreement will be limited to amounts accepted within the company's usual cash-with-application procedures that provide temporary coverage up to the limits shown in Exhibit A-1.

         However, for facultative reinsurance, the Reinsurer's liability will not commence until the Reinsurer's facultative offer has been accepted by the Company; and then is limited to the company's usual cash-with-application procedures, which provide temporary coverage up to the limits shown in Exhibit A-1.

                                   ARTICLE 5

5.1      PREMIUM ACCOUNTING

         The Company will pay the Reinsurer premiums in accordance with the terms specified in Exhibit C.

         The method and requirements for reporting and remitting premiums are outlined in Exhibit F.

         The Reinsurer reserves the right to charge interest on overdue premiums. The interest will be calculated according to the terms and conditions specified in Exhibit C.


5.2      NON-PAYMENT OF PREMIUMS

         The payment of reinsurance premiums is a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within 60 days of the Due Date stated in Exhibit F, the Reinsurer will have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the Reinsurer elects to exercise its right of termination, it will give the Company 15 days written notice of its intention to terminate said reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during the 15 day period, are not paid before the expiration of said period, the Reinsurer will be relieved of all liability under those policies as of the last date for which premiums have been paid for each policy.

         This right to terminate reinsurance will not prejudice the Reinsurer's right to collect premiums for the period during which reinsurance was in force prior to the expiration of the 15 days notice. The Company is still obligated to pay such overdue premiums, plus interest to the date of payment.

         The Company will not force termination under the provisions of this Article solely to avoid the recapture requirements of this Agreement or to transfer the Reinsured Policies to another reinsurer.

                                    ARTICLE 6


6.1      RIGHT OF OFFSET

         The Company and the Reinsurer will have the right to offset any balance or balances whether on account of premiums, allowances or claims due from one party to the other, under this Agreement or under any other reinsurance agreement between the Company and the Reinsurer.

         The right of offset will not be affected or diminished because of the insolvency of either party.



                                    ARTICLE 7

7.1      CONVERSIONS

         If a Reinsured Policy is converted, the Company will promptly notify the Reinsurer. The policy arising from the conversion will be reinsured with the Reinsurer. The amount to be reinsured will be determined on the same basis as used for the original policy (e.g. excess of retention or quota share) but will not exceed the amount reinsured as of the date of conversion unless mutually agreed otherwise.

         If the policy arising from a conversion is on a plan that is:

         7.1.1 Reinsured on a coinsurance basis with the Reinsurer either under this Agreement or under a different agreement, the appropriate premium at the attained age will be used and the policy year for the purpose of commission rates will be based on the duration of the original policy; or

         7.1.2 Reinsured on a YRT basis with the Reinsurer, either under this Agreement or under a different agreement, the appropriate YRT rate at the attained age and duration of the original policy will be used and any allowance will be based on the duration of the original policy; or

         7.1.3 Not covered by any reinsurance agreement with the Reinsurer, reinsurance will be on a YRT basis using the YRT rates specified in Exhibit C-1, at the attained age and duration of the original policy.

         The above terms will apply unless specified otherwise in Exhibit C-1.

         Unless mutually agreed otherwise, policies that had been reinsured with another reinsurer and which convert to a plan covered under this Agreement will not be reinsured with the Reinsurer.


7.2      POLICY CHANGES

         If the plan, the amount of reinsurance or the premiums of a Reinsured Policy are changed, the Company will promptly inform the Reinsurer.

         Whenever a Reinsured Policy is changed and the Company's underwriting rules do not require that full evidence be obtained, the reinsurance will remain in effect with the Reinsurer. The suicide, contestability and recapture periods applicable to the original Reinsured Policy will apply to the reissued Reinsured Policy and the duration will be measured from the effective date of the original Reinsured Policy.

         Whenever a Reinsured Policy is changed and the Company's underwriting rules require that full evidence be obtained, the change will be subject to the Reinsurer's approval, if:

         7.2.1 The new amount of the Reinsured Policy would be in excess of the Automatic Acceptance Limit, in effect at the time of the change, as set out in Exhibit E; or

         7.2.2 The new amount of the policy and the amount already in force on the same life exceeds the Inforce Limit stated in Exhibit E; or

         7.2.3    The Reinsured Policy is on a facultative basis.

         The amount of any non-contractual increase will be subject to the terms stated in Exhibit C.

         The Company will report the details of all changes according to the terms outlined in Exhibit F, Reinsurance Reports.

         For changes not covered under this Agreement, which affect the terms of any Reinsured Policy, the Company must obtain the Reinsurer's approval before such changes become effective.


7.3      REDUCTIONS

         Unless specified otherwise in this Agreement, if the amount of insurance of a policy issued by the Company is reduced and

         7.3.1 the amount of reinsurance is on excess basis, then the amount of reinsurance on that life will be reduced effective the same date by the full amount of the reduction under the original policy. If the amount of insurance terminated equals or exceeds the amount of reinsurance, the full amount of reinsurance is terminated, or

         7.3.2 the amount of reinsurance is on a quota share basis, then the amount of reinsurance on that life will be reduced effective the same date by the same proportion as the reduction under the original policy.


         The reduction will first apply to any reinsurance on the policy being reduced and then if applicable in a chronological order according to policy date ("first in, first out") to any reinsurance on the other policies in force on the life. However, the Company will not be required to assume a risk for an amount in excess of its regular retention for the age at issue and the mortality rating of the policy under which reinsurance is being terminated.

         If the reinsurance for a policy has been placed with more than one reinsurer, the reduction will be applied to all reinsurers pro rata to the amounts originally reinsured with each reinsurer.


7.4      LAPSES

         When a policy lapses, the corresponding Reinsured Policy will be terminated effective the same date.

         Unless specified otherwise in this Agreement, if a policy fully retained by the Company lapses, the terms under the preceding Reductions clause would apply.

         If a policy lapses and extended term insurance is elected under the terms of the policy, the corresponding Reinsured Policy will continue on the same basis as the original policy until the expiry of the extended term period.

         If a policy lapses and reduced paid-up insurance is elected under the terms of the policy, the amount of the corresponding Reinsured Policy will be reduced according to the terms under the preceding Reductions clause.

         If the Company allows the policy to remain in force under its automatic premium loan regulations, the reinsurance will continue unchanged and in force as long as such regulations remain in effect, except as provided for otherwise in this Agreement.

         The Reinsurer does not participate in policy loans or other forms of indebtedness on policies reinsured under this Agreement. Therefore, policy loans do not affect the amount of reinsurance.


7.5      REINSTATEMENTS

         If a policy reinsured on an automatic basis is reinstated in accordance with its terms or the rules of the Company the Reinsurer will, upon notification of reinstatement , reinstate the Reinsured Policy automatically. The Reinsurer's approval is required only for the reinstatement of a facultative policy when the Company's regular reinstatement rules indicate that more evidence than a Statement of Good Health is required.

         The Company's liability with respect to the premiums in arrears is set out in Exhibit F.

7.6      MINIMUM REINSURANCE LIMIT

         The Company will not submit a policy to the Reinsurer unless the amount of the policy to be reinsured exceeds the Minimum Initial Reinsurance Limit specified in Exhibit C. The Reinsured Policy will be canceled when its net amount at risk becomes less than the Minimum Final Reinsurance Limit set out in Exhibit C.

                                    ARTICLE 8


8.1      RETENTION LIMIT CHANGES

         If the Company changes its retention limits, it will provide the Reinsurer with written notice of the new retention limits and the effective date.

         A change to the Company's Retention Limits in Exhibit D will not affect the Reinsured Policies in force at the time of such a change except as specifically provided for elsewhere in this Agreement. Furthermore, such a change will not affect the Automatic Acceptance Limits in Exhibit E unless mutually agreed by the Company and the Reinsurer.


8.2      RECAPTURE

         The Company may apply its increased retention limits to reduce the amount of in force Reinsured Policies provided:

         8.2.1 The Company gives the Reinsurer written notice of its intention to recapture within 90 days of the effective date of the retention increase; and

         8.2.2 Such recaptures are made on the next anniversary of each Reinsured Policy affected unless mutually agreed otherwise by the Company and the Reinsurer and with no recapture being made until the Reinsured Policy has been in force for the period stated in Exhibit C. For a conversion or re-entry, the recapture terms of the original policy will apply and the duration for the recapture period will be measured from the effective date of the original policy; and

         8.2.3 The Company has maintained from the time the policy was issued, its full retention as set out in Exhibit D for the plan and the insured's classification. Reinsured policies on a first dollar quota share basis will not be eligible for recapture; and

         8.2.4 The Company has applied its increased Retention Limits in a consistent manner to all categories of its Retention Limits set out in Exhibit D unless otherwise agreed to by the Reinsurer.

         In applying its increased Retention Limits to Reinsured Policies, the age and mortality rating at the time of issue will be used to determine the amount of the Company's increased retention.

         Recapture as provided herein is optional with the Company, but if any Reinsured Policy is recaptured, all Reinsured Policies eligible for recapture under the provisions of this Article must be recaptured. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance.

         The amount of reinsurance eligible for recapture is based on the reinsurance net amount at risk as of the date of recapture.

         The Company may not revoke its election to recapture for Reinsured Policies becoming eligible at future anniversaries.

         No recapture of Reinsured Policies will occur if the Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention.

         If there is a Waiver of Premium (W.P.) claim in effect when recapture takes place, the W.P. claim will stay in effect and the Reinsurer will continue to pay its share of the W.P. claim until it terminates. The Reinsurer will not be liable for any other benefits, including the basic life risk, which are eligible for recapture. All such eligible benefits will be recaptured as if there was no W.P. claim.

         The Reinsurer will not be liable, after the effective date of recapture, for any Reinsured Policies or portions of such Reinsured Policies eligible for recapture that the Company has overlooked. The Reinsurer will be liable only for a credit of the premiums, received after the recapture date, less any allowance.

         The terms and conditions for the Company to recapture in force Reinsured Policies due to the insolvency of the Reinsurer are set out in the Insolvency clause in Article 11.

         If the company transfers business which is reinsured under this Agreement to a successor company, then the successor company has the option to recapture the reinsurance, in accordance with the recapture criteria outlined in this Article, only if the successor company has or adopts a higher retention limit than the Company.

                                    ARTICLE 9


9.1      CLAIMS NOTICE

         The Company will notify the Reinsurer as soon as reasonably possible after the Company receives a claim on a Reinsured Policy. Copies of all claims papers will be sent promptly by the Company to the Reinsurer. The settlement made by the Company will be binding on the Reinsurer. However, for claims made during the contestable period or in any case where the total amount of reinsurance ceded to the Reinsurer is greater than the amount retained by the Company, or if the Company retained less than, or none of, its usual retention on the policy, then the Company will seek the Reinsurer's recommendation before conceding liability or making settlement to the claimant.

         The Company will provide the Reinsurer with all further reports and papers required by the Reinsurer for its consideration of the claim.

         For Joint Life Last Survivor business, the Company, if notified, will in turn notify the Reinsurer of the first death.



9.2      CLAIMS PAYMENT

         Provided there is no existing breach of this Agreement by the Company, the Reinsurer will be liable to the Company for the benefits reinsured and the reinsurance will not exceed the Company's contractual liability under the terms of its policies less the amount retained. The payment of death claims by the Reinsurer will be in one lump sum regardless of the mode of settlement under the original policy. The Reinsurer's share of interest, which is based on the death proceeds paid by the Company, will be payable in addition to the death claim settlement.

         For a waiver claim, the Company will continue to pay premiums for reinsurance except the premium for disability reinsurance. The Reinsurer will pay its proportionate share of the gross premium waived by the Company on the original policy, including its share of the premiums for benefits that remain in effect during disability.

         For claims on Accelerated Benefits riders reinsured under this Agreement, the benefit amount payable by the Reinsurer will be calculated by multiplying the total accelerated death benefit rider payout by the ratio of the reinsured net amount at risk to the face amount.

9.3      CONTESTED CLAIMS

         The Company will notify the Reinsurer of its intention to contest, compromise or litigate a claim involving a Reinsured Policy. The Company will also provide the Reinsurer prompt notice of any legal proceedings initiated against the Company in response to its denial of a claim on a reinsured policy. Should any claim be settled on a reduced compromise basis, or should a contested claim be settled for a reduced sum, the Company and the Reinsurer will participate in such reductions in proportion to their respective liabilities under the policy or policies reinsured.

         The Reinsurer may pay its share of the death benefit if it does not deem it advisable to contest the claim.


9.4      CLAIMS EXPENSES

         The Reinsurer will pay its share of reasonable investigation and legal expenses incurred in adjudicating or litigating the claim. The Reinsurer will not be liable for any portion of any routine investigative or administrative expenses incidental to the settlement of claims (such as compensation of salaried employees) which are incurred by the Company; nor for any expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Company admits are payable.

         In the event that the Reinsurer pays its share of the death benefit of a policy for which the Company is contesting the claim, the Reinsurer will not be liable for any subsequent expenses incurred by the Company.


9.5      EXTRA CONTRACTUAL OBLIGATIONS

         Extra Contractual Obligations are obligations outside of the contractual obligations and include but are not limited to punitive damages, bad faith damages, compensatory damages, and other damages or statutory penalties which may arise from the willful and/or negligent acts or omissions by the Company.

         The Reinsurer is not liable for Extra Contractual Obligations unless it concurred in writing and in advance with the actions of the Company which ultimately led to the imposition of the Extra Contractual Obligations. In such situations, the Company and the Reinsurer will share in Extra Contractual Obligations, in equitable proportions, but all factors being equal, the division of any such assessments would be in proportion to the total risk accepted by each party for the plan of insurance involved.

         Notwithstanding anything stated herein, this Agreement will not apply to any Extra Contractual Obligations incurred by the Company as a result of any negligence, fraud or wrong doing by any employee or officer of the Company or an agent representing the Company.

9.6      MISSTATEMENT OF AGE OR SEX

         In the event of an increase or reduction in the amount payable under a policy due to a misstatement in age or sex, the proportionate liabilities under this Agreement will be the basis for determining each party's share of any increase or reduction. The Reinsured Policy will be rewritten from commencement on the basis of the adjusted amounts using premiums and amounts at risk for the correct ages and sex, and the proper adjustment for the difference in reinsurance premiums, without interest, will be made.



                                   ARTICLE 10


10.1     ERRORS AND OMISSIONS

         Any unintentional or accidental failure to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error, by either the Company or the Reinsurer, will not be deemed to be a breach of this Agreement. Upon discovery, the error will be corrected so that both parties are restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred, including the effect of the time value of money. Should it not be possible to restore both parties to such a position, the party responsible for the oversight, misunderstanding or clerical error will be responsible for any resulting liabilities and expenses.

         This provision will apply only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement and not to the administration of the insurance provided by the Company to its insured.

         The Reinsurer will not provide reinsurance for policies that do not satisfy the terms of this Agreement, nor will the Reinsurer be responsible for negligent or deliberate acts or for repetitive errors in administration by the Company.

         If either party discovers that the Company has failed to cede reinsurance as provided for under this Agreement, or failed to comply with reporting requirements, the Reinsurer may require the Company to audit it records for similar errors, and to take the actions necessary to avoid similar errors in the future. If the Reinsurer receives no evidence that the Company has taken action to remedy such a situation, the Reinsurer reserves the right to limit its liability to correctly reported policies only.

         Any negligent or deliberate acts or omissions by the Company regarding the insurance or reinsurance provided are the responsibility of the Company and its liability insurer, if any, but not that of the Reinsurer.




10.2     DISPUTE RESOLUTION

         If either the Company or the Reinsurer has given written notification of a dispute to the other party, then within 15 days of such notification both parties must designate an officer of their respective companies to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

         If these officers are unable to resolve the dispute within 30 days of their first meeting, the dispute will be submitted to formal arbitration, unless the parities agree in writing to extend the negotiation period for an additional 30 days.


10.3     ARBITRATION

         If the Company and Reinsurer are unable to mutually resolve a dispute or controversy relating to policies covered under this Agreement or the breach thereof, the matter will be referred to arbitration.

         To initiate arbitration, either the Company of the Reinsurer will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. There will be three arbitrators selected who will be officers of Life Insurance Companies or Life Reinsurance Companies excluding officers of the parties to this Agreement, their affiliates or subsidiaries or past employees of any of these entities. The arbitrators who will regard this Agreement from the standpoint of practical business as well as the law, are empowered to determine the interpretation of the treaty obligation.

         Each party will appoint one arbitrator and these two arbitrators will select a third arbitrator within 2 weeks of the appointment of the second. If either party refuses or neglects to appoint an arbitrator within 60 days after receipt of the written request for arbitration, the other party may appoint a second arbitrator. Should the two arbitrators not agree on the choice of the third, then each party will name four candidates to serve as the arbitrator. Beginning with the party who did not initiate arbitration, each party will eliminate one candidate from the eight listed until one candidate remains. If this candidate declines to serve as the arbitrator, the candidate last eliminated will be approached to serve. This process will be repeated until a candidate has agreed to serve as the third arbitrator.

         The place of meeting of the arbitrators will be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators will be final and binding on both parties and their respective successors and assigns.

         The arbitrators will render a decision within 4 months of the appointment of the third arbitrator, unless both parties agree otherwise. In the event no decision is rendered within 4 months, new arbitrators will be selected as above. There will be no appeal from the decision. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment. Alternatively, if both parties consent, any controversy may be settled by arbitration in accordance with the rules of the American Arbitration Association.

         Unless the Arbitrators decide otherwise, each party will bear the expense of its own arbitration, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.

         It is specifically the intent of both parties that these arbitration provisions will replace and be in lieu of any statutory arbitration provision, if the law so permits.



                                   ARTICLE 11


11.1     INSOLVENCY

         A party to this Agreement will be deemed "insolvent" when it:

         11.1.1 Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor (hereinafter referred to as the Authorized Representative) of its properties or assets; or

         11.1.2   Is adjudicated as bankrupt or insolvent; or

         11.1.3 Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

         11.1.4 Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

         In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement will be payable by the Reinsurer directly to the Company or to its Authorized Representative, on the basis of the liability of the Company under the Reinsured Policies without diminution because of the insolvency of the Company.

         The Reinsurer will be liable only for the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Company on policies reinsured under this Agreement. The Authorized Representative will give written notice to the Reinsurer of all pending claims against the Company on any policies reinsured within a reasonable time after such claims are filed in the insolvency proceedings. While a claim is pending, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defense or defenses which it may deem available to the Company or the Authorized Representative.

         The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense will be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

         In the event of insolvency, the Right of Offset afforded under Article 6-1 will remain in full force and effect to the extent permitted by applicable law.

         In the event of the insolvency of the Reinsurer, the Company may cancel this Agreement for new business by promptly providing the Reinsurer, its receiver, rehabilitator, conservator, liquidator or statutory successor with written notice of the cancellation effective the date on which the Reinsurer's insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

         In addition, the Company may provide the Reinsurer, its receiver, rehabilitator, conservator, liquidator or statutory successor with written notice of its intent to recapture all reinsurance in force under this Agreement regardless of the duration the reinsurance has been in force or the amount retained by the Company on the policies reinsured hereunder. The effective date of a recapture due to insolvency would be at the election of the Company and would not be earlier than the date on which the Reinsurer's insolvency is established by the authority responsible for such determination. Any Recapture Fee applicable will be mutually agreed upon by the Company and the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor.

                                   ARTICLE 12


12.1     DAC TAX

         The Company and the Reinsurer agree to the DAC Tax Election pursuant to
         Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue code of 1986, as amended, whereby:

         12.1.1 The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1); and

         12.1.2 Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

         The term "net consideration" will refer to the net consideration as defined in Regulation Section 1.848-2(f).

         The Company and the Reinsurer will report the amount of net consideration in their respective federal income tax returns for the previous calendar year.

         The Company and the Reinsurer will also attach a schedule to their respective federal income tax returns which identifies the Agreement as a reinsurance agreement for which the DAC Tax Election under Regulation
         Section 1.848.2 (g) (8) has been made.

         This DAC Tax Election will be effective for all years for which this Agreement remains in effect.

         The Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.


12.2     TAXES AND EXPENSES

         Apart from any taxes, allowances, refunds, and expenses specifically referred to elsewhere in this Agreement, no taxes, allowances, or proportion of any expense will be paid by the Reinsurer to the Company in respect of any Reinsured Policy.

                                   ARTICLE 13


13.1     ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the Company and the Reinsurer other than as expressed in this Agreement.

         Any alteration to this Agreement will be null and void unless made by written amendment, attached to the Agreement and signed by both parties.


13.2     INSPECTION OF RECORDS

         The Reinsurer, or its duly appointed representatives, will have access to the records of the Company concerning the business reinsured hereunder for the purpose of inspecting, auditing and photocopying those records. Such access will be provided at the office of the Company and will be during reasonable business hours.

         Provided there is business in force under this Agreement, the Reinsurer's right of access as specified above will survive the term of the Agreement.


13.3     GOOD FAITH

         All matters with respect to this Agreement require the utmost good faith of both parties.

         Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party will promptly notify the other if it is subsequently financially impaired.

         The Reinsurer has entered into this Agreement in reliance upon the Company's representations and warranties. The Company affirms that it has and will continue to disclose all matters material to this Agreement. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting or claims management personnel, or a change in the Company's ownership or control.

         The Company affirms that the underwriting, administration and claims practices it employs are consistent with the customary and usual practices of the insurance industry as a whole. Should the Company engage in exceptional or uncustomary practices, it will inform the Reinsurer of such action and obtain its written consent before assigning any liability to the Reinsurer with respect to any policies covered under this Agreement.


13.4     CONFIDENTIALITY

         Both the Company and the Reinsurer will hold confidential and not disclose or make competitive use of any shared client and proprietary information unless otherwise agreed to in writing, or unless the information otherwise becomes publicly available or the disclosure of which is required for retrocession purposes or has been mandated by law or is duly required by external auditors.

         Client information includes medical, financial and other personal information about poposed, current and former policyowners, insureds, applicants, and beneficiaries of policies issued by the Company. Proprietary Information includes but is not limited to underwriting manuals and guidelines, applications and contract forms and premium rates and allowances of the Reinsurer and the Company.

         In addition, the Company and the Reinsurer will comply with relevant privacy legislation.


                                   ARTICLE 14


14.1     DURATION OF AGREEMENT

         This Agreement is unlimited as to its duration. The Reinsurer or the Company may terminate this Agreement with respect to the reinsurance of new business by giving at least 90 days written notice of termination to the other party.

         During the 90 day notification period, the Company will continue to cede and the Reinsurer will continue to accept policies covered under the terms of this Agreement.

         Further, the Reinsurer remains liable for all Reinsured Policies in force at the date of the termination stated in the notice of termination, until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement.

14.2     SEVERABILITY

         If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

14.3     CONSTRUCTION

         The rights and obligations under this Agreement will be construed and administered in accordance with the laws of the Company's state of domicile stated in Exhibit A.

14.4     REGULATORY COMPLIANCE

         The Company warrants that it has secured all necessary federal and state licenses and approvals and that it is operating in compliance with federal and state insurance laws and regulations.

         The parties intend that the Company will receive full statutory reserve credit for the Reinsured Policies in its state of domicile. The parties agree to make all reasonable efforts to ensure that this is accomplished.

                                    EXECUTION

This Agreement has been made in duplicate and hereby executed by both parties.



Signed for and on behalf of COMPANY NAME


By:                                     By:
       ----------------------------              -------------------------------


Title:                                  Title:
       ----------------------------              -------------------------------



Date:                                   Place:
       ----------------------------              -------------------------------





Signed for and on behalf of Reinsurance Company Name.


By:                                     By:
       ----------------------------              -------------------------------


Title:                                  Title:
       ----------------------------              -------------------------------



Date:                                   Place:
       ----------------------------              -------------------------------

Prepared by ______________

                                                                       EXHIBIT A


BUSINESS COVERED


AGREEMENT EFFECTIVE  DATE:

Month DD, 200X. The commencement dates for specific plans are shown below.

COVERAGE:

The policies on the plans shown below which have policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date and that qualify for automatic reinsurance are covered according to the Basis specified below provided:

         1.       The policies are on lives resident in the United States [or
                  XXX].
         2. The policies are on lives with surnames commencing with the letters A to Z inclusive.

BASIS:
[XX% of the excess over the Company's retention stated in Exhibit D, up to the Automatic Acceptance Limits stated in Exhibit E.]
or
[XX% on a First Dollar
Quota Share basis up to the Automatic Acceptance Limits stated in Exhibit E.]


CURRENCY:  US$

COMPANY'S STATE OF DOMICILE: XXXX


PLANS, RIDERS AND BENEFITS:

PLAN                  EXHIBIT REFERENCE      COMMENCEMENT          TERMINATION
IDENTIFICATION            FOR RATES              DATE                 DATE

Plan Name or Code            C-1            Month DD, 200X       Month DD, 200X

                                                                       EXHIBIT A
                                                                          PAGE 2

FACULTATIVE SUBMISSIONS:

The Company may submit, on a facultative basis, to the Reinsurer any application for a policy on a plan or rider listed above which qualifies for automatic reinsurance.

The Company will submit on a facultative basis to the Reinsurer any application for a policy on a plan or rider listed above which does not meet the criteria listed in Article 2 under Automatic Reinsurance.

The Reinsurer's facultative offer will expire at the end of 120 days, unless otherwise specified by the Reinsurer.

                                                                     EXHIBIT A-1

REQUIRED FORMS, MANUALS AND ISSUE RULES

The Company affirms that its retention schedule, underwriting guidelines, issue rules, premium rates and policy forms applicable to the Reinsured Policies and in use as of the effective date of this Agreement have been supplied to the Reinsurer. This includes:

         1.       Policy Application Form(s)

         2.       Underwriting Manual and Agent's Guide

         3.       Policy Delivery Rules and Reinstatement Rules

         4.       Non-medical and Medical Requirements

         5.       Financial Questionnaires

         6.       Tobacco Use Guidelines and Questionaires

         7.       Preferred Underwriting Guidelines

         8.       Premium Rates

         9.       Retention Schedule

         10.      Allocation Rules for Facultative Cases Among Reinsurers

The Company will promptly notify the Reinsurer of any proposed material changes to the above underwriting guidelines, issue rules, premium rates, retention schedule and policy forms. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented in writing to accept policies subject to such changes.

It is the Company's responsibility to ensure that the applicable forms are in compliance with current Medical Information Bureau (M.I.B.) regulations.


CONDITIONAL RECEIPT AMOUNT

The amount of coverage provided by the Reinsurer under a Conditional Receipt (or Interim Receipt) will not exceed the lesser of:

         1.       The Reinsurer's share of $500,000; or

         2.       The Automatic Acceptance Limits; or

         3. The Reinsurer's share of the difference between the amount of insurance provided by the Conditional Receipt (or Interim Receipt) and the Company's maximum retention assuming the life had been underwritten as standard. The Company's retention will include any amounts retained under any in force policies on the life.

                                                                ABCD


                                                                       EXHIBIT B


REINSURANCE APPLICATION
From: Company Name

                                                            Company Name
-----------------------------------------------------------------------------------------------------------------------------------

                               Last                        First               Middle         Date of Birth          Age     Sex

Applicant's Name
                     --------------------------------------------------------------------------------------------------------------

Plan                                                             Preferred        Smoker          Nonsmoker        Reunderwriting
                    -------------------------------------------

  Curr      Residence For Premium Tax            Policy Number                  Policy Date                Preliminary Term From


-----------------------------------------------------------------------------------------------------------------------------------

Type of Application
   Facultative         Automatic        PLACEMENT DATE     SELF ADMINISTERED (Bulk)        Terms YRT                Coinsurance


-----------------------------------------------------------------------------------------------------------------------------------

Decrement           Cash Values            Reserves          AGE BASIS      RETENTION CODE       Full         Reduced       Nil


                ----------------------------------------------------------                    -------------------------------------

     Reinsurance Amounts            Basic Coverage      Additional Coverage    Waiver Premium     Accidental Death  Other Benefits
                                                                                   Benefit             Benefit

Previous Insurance In Force
                               ----------------------------------------------------------------------------------------------------

Of Which We Retained -
                               ----------------------------------------------------------------------------------------------------

Insurance Now Applied For -
                               ----------------------------------------------------------------------------------------------------

Of Which We Retain -
                               ----------------------------------------------------------------------------------------------------

Reinsurance This Cession -
                               ----------------------------------------------------------------------------------------------------

Extra Premium
                               ----------------------------------------------------------------------------------------------------

Rating If Substandard -
                               ----------------------------------------------------------------------------------------------------

Coinsurance Premium -
                               ----------------------------------------------------------------------------------------------------

*For YRT cases state Gross Premiums        WP            AD             Other            Amount of Premium     Annual Decrement for
and Expiry Ages for benefits                                                                to be Waived          Amount at Risk

                                      ---------------------------------------------------------------------------------------------

Additional Information or Remarks

---                                                                                                                             ---



---                                                                                                                             ---

Date                                             By

------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C


GENERAL TERMS

1. REINSURANCE RATES: The Company will pay the Reinsurer premiums based on the rates and terms set out in the sub-section(s) of Exhibit C for the Reinsured Policies.

2. PREMIUM TAX: The Reinsurer will not reimburse the Company for premium taxes.

3. DIVIDEND PAYMENTS: The Reinsurer will not reimburse the Company for dividends paid to policyholders.

4. POLICY LOANS: The Reinsurer will not participate in policy loans or other forms of indebtedness on policies reinsured under this Agreement.

5. CASH SURRENDER VALUES: The Reinsurer will not reimburse the Company for cash surrender values paid to the policyholder.

6.       MINIMUM INITIAL REINSURANCE LIMIT: [0] [$25,000]

7. INTEREST RATE FOR OVERDUE PREMIUMS: The interest rate payable by the Company to the Reinsurer for overdue premiums will be the 90 Day Federal Government Treasury Bill rate as first published in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation will be simple interest "Bankers' Rule" (or 360 day year).

8. RATES APPLICABLE TO INCREASES: First year reinsurance premium rates and allowances will apply to the amount normally underwritten of a non-contractual increase.

                                                                     EXHIBIT C-1


SPECIFIC TERMS

1.       REINSURANCE BASIS: [YRT or Coinsurance]

2.       AGE BASIS:  [Nearest or Last].

3. PREMIUMS: The Company will pay to the Reinsurer a basic premium calculated by multiplying the net amount at risk of the Reinsured Policy by the appropriate rate from THE SET OF RATES INCLUDED AT THE END OF THIS SUB-SECTION . Premiums will be payable on a policy year basis, regardless of the premium payment mode under the original insurance, and the Company will continue to pay the appropriate premium to the Reinsurer as long as the Reinsured Policy is in force.

         Any extra premiums payable on account of additional mortality risk will be payable to the Reinsurer.

         For Waiver of Premium, Accidental Death and Payor Death and Disability benefits, premiums will be calculated on the amount reinsured using the same annual rate as is applicable to the original policy.

4.       ALLOWANCES:

         ON BASIC PREMIUM(S)

         The Reinsurer will pay to the Company the following allowances on the premiums payable hereunder:
                   Insert Allowances here


         ON FLAT EXTRA PREMIUMS

         When a flat extra premium is payable for 5 years or less, an allowance of 10% of the gross flat extra charged by the Company will be made each year. When a flat extra premium is payable for more than 5 years, an allowance of 100% of the gross flat extra charged by the Company will be made in the first year and an allowance of 10% in each year thereafter.

         ON MULTIPLE EXTRA PREMIUMS

         The same allowances as those payable on the basic policy.

         ON BENEFITS

         For Waiver of Premium, Accidental Death and Payor Death and Disability premiums an allowance of 100% of the gross premium charged by the Company in the first year will be paid and an allowance of 10% in each year thereafter.

                                                                     EXHIBIT C-1
                                                                          PAGE 2

5.       NET AMOUNTS AT RISK:

         a) For Fixed Benefit Plans, the reinsured net amount at risk will be the difference between the reinsured face amount and the cash values applicable to the face amount [reinsured if Proportionate Risk] [of the policy if Constant Risk]. The reinsured face amount is the initial amount reinsured under this Agreement, or as reset by subsequent scheduled or fully underwritten increases. Commuted values, if applicable, or any comparable approximation agreed to between the Company and the Reinsurer, may be used to determine the net amount at risk.

         b) For term plans the net amount at risk will be based on the reinsured face amount.

         c) For Variable Benefit Plans, the reinsured net amount at risk will be the difference between the reinsured face amount and the account value applicable to the face amount [reinsured if Proportionate Risk] [of the policy if Constant Risk] The reinsured face amount is the initial amount reinsured under this Agreement, or as reset by subsequent scheduled or fully underwritten increases. For reinsured net amount at risk purposes, the account value is that which is in effect for each reinsurance premium accounting period.

                  For UL Life type plans, if the death benefit is Option A, the reinsured net amount at risk will be the difference between the reinsured face amount and the account values applicable to the face amount [reinsured if Proportionate Risk Retention] [of the policy if Constant Risk Retention]. If the death benefit is Option B, the reinsured net amount at risk will be the reinsured face amount.

         Increases in the amount at risk due to Cost of Living Rider increases or fluctuations in the amount at risk caused by the normal workings of the cash value fund in Universal Life type plans will be shared by the Company and the Reinsurer using the same retention method as for the base policy.


6. [RATE] [ALLOWANCE] LIMIT: The [rates] [allowances] set out in this sub-section will be applicable, provided the total of the new reinsurance amount and the amount already reinsured on the life under this Agreement, and all other Agreements with the Reinsurer, does not exceed the amount shown in the table below. Individual consideration will be given to the [rates] [allowances] for any amounts over the limit shown in the table below:

                  ISSUE AGE                         STD.(100%) - 500%

                    0   -  75                             $10,000,000
                   76   -  85                               2,500,000

                                                                     EXHIBIT C-1
                                                                          PAGE 3

7.       RATE GUARANTEE:

         The [YRT][Coinsurance] reinsurance rates set out in this sub-section are guaranteed to the extent that in the [2nd][Nth] year and later the Reinsurer reserves the right to increase the premiums for reinsurance but not above the statutory net premium.

         If the Reinsurer exercises this right and the Company has not increased its rates to the policy owner, the Company may recapture the Reinsured Policies on which the rates have been increased regardless of the Reinsured Policies' duration in force. Such a recapture would be subject to a recapture fee mutually agreed upon by the Company and the Reinsurer.

8.       DEFICIENCY RESERVES:

         If YRT [No Deficiency Reserves will be held by the Reinsurer for the Reinsured policies.]

         If Coinsurance [The Reinsurer anticipates that it will use the Company's X Factors in calculating deficiency reserves. Such X factors and supporting actuarial certification and memorandum will be made available to the Reinsurer. The Company will promptly communicate any change in its mortality reserve assumptions to the Reinsurer.

         If the Company makes any change to its reserving methodology that results in differences in the level of reserves it must hold on statutory basis, then the Reinsurer reserves the the right to make changes to the reinsurance allowances under this Agreement. Should the Reinsurer calculate its own X Factors for the purpose of determining reserves on the Reinsured Policies and hold reserves based on such calculations, the rates and allowances under this Agreement will be unaffected.]


9.       RECAPTURE:

         [Reinsured Policies on an excess basis may be recaptured under the following situations provided the Reinsured Policies have been in force for the specified period:

         Increase in Company's Retention
              Inforce Period: 10 years  (or end of Level Term period if later);
              or

         Insolvency of Reinsurer
              Inforce Period: Not applicable]

         OR
         [Reinsured Polices on a first dollar quota share basis will not be eligible for recapture due to an increase in retention.

         If the Reinsurer becomes insolvent, the Reinsured Policies may be recaptured.]

                                                                     EXHIBIT C-1
                                                                          PAGE 4

10. REDUCTIONS: [Reinsured Policies will be reduced on a full reduction basis.][Full Reductions] [Reinsured Policies will be reduced in proportion to the reduction under the original policy or policies. A reduction to one of the Company's policies not reinsured hereunder will not affect any Reinsured Policy on the same life.] [Proportionate Reductions - Excess of Retention]

         [Reductions will be shared proportionately between the Company and its reinsurers.] [use for Quota Share]


11. YRT RATES FOR CONVERSIONS TO NON-REINSURED PLANS: The YRT rates applicable will be based on the following percentages of the Society of Actuaries 1975-1980 Select and Ultimate table rates:

                           Nonsmoker policies:        50%
                           Smoker policies:          110%

                            Insert Copy of Rates Here

                                                                       EXHIBIT D


THE COMPANY'S RETENTION LIMITS


------------------------------------------ ---------------------------------------- ----------------------------------------
ISSUE AGE                                  STANDARD TO TABLE ?                      TABLE ? TO TABLE ?
                                           FLAT EXTRA $ TO $                        FLAT EXTRA $ TO $
------------------------------------------ ---------------------------------------- ----------------------------------------

------------------------------------------ ---------------------------------------- ----------------------------------------

------------------------------------------ ---------------------------------------- ----------------------------------------



Waiver of Premium:
Accidental Death Benefits:



It is understood that the amount retained by the Company includes its retention under any inforce policies.



[CONSTANT RISK RETENTION] [PROPORTIONATE RISK RETENTION]

The Company will retain a constant amount of the net amount at risk on a policy. Any change in the net amount at risk due to changes in the cash value applicable to the policy will be allocated to the reinsurers.

[Any change in the net amount at risk due to changes in the cash value applicable to the policy will be shared proportionately between the Company and its reinsurers.]

                                                                       EXHIBIT E


THE  REINSURER'S AUTOMATIC ACCEPTANCE LIMITS

[The Reinsurer will automatically accept the excess over the Company's Retention up to the following limits on a per life basis:


------------------------------------------ ---------------------------------------- ----------------------------------------
ISSUE AGE                                  STANDARD TO TABLE ?                      TABLE ? TO TABLE ??
                                           FLAT EXTRA $ TO $                        FLAT EXTRA $ TO $    ]
------------------------------------------ ---------------------------------------- ----------------------------------------

------------------------------------------ ---------------------------------------- ----------------------------------------

------------------------------------------ ---------------------------------------- ----------------------------------------

or

[The Reinsurer will automatically accept XX% on a First Dollar Quota Share basis of each policy up to the following limits on a per life basis:]


INFORCE LIMITS

[$10,000,000 inforce and applied for on any one life] or [$10,000,000 inforce and to be placed on any one life.]


PARTICIPATION LIMITS

W.P.:    Plans with an Increasing Premium Feature


                     Issue Ages                      Initial Face Amount

                      Under 40                                $6,000,000
                      40 - 49                                  4,000,000
                    50 and over                                2,000,000

         Other plans - $60,000 of annual premium to be waived.


A.D.:    $500,000 of Accidental Death (A.D.)
         $300,000 of Accidental Death with Common Carrier (A.D.C.C.)
         No combination of accidental death benefits to exceed a potential claim amount of $600,000.

                                                                EXHIBIT F (BULK)

REINSURANCE REPORTS

REMITTANCE REPORTING:
The Company will self-administer reinsurance transactions. Reinsurance premiums are payable [annually in advance]. During each accounting period, as defined below, the Company will report to the Reinsurer all first year and renewal premiums which became due during the previous accounting period. Any adjustments made necessary by changes in reinsurance effective during a previous accounting period will also be reported.

The Company will take credit, without interest, for any unearned premiums arising due to reductions, cancellations or death claims. The unearned premiums refunded will be net of allowances and policy fees.

The Company will pay the balance of arrears of premiums due under a reinstated Reinsured Policy.

If a balance is due to the Reinsurer, the Company will forward a remittance in settlement with its report. If the balance is due to the Company, the Reinsurer will forward a remittance in settlement within 15 days of receipt of the report.


REPORT REQUIREMENTS:

The Company will send to the Reinsurer the following reports [electronically], by the times indicated below:


         REPORT                                    ACCOUNTING PERIOD                        DUE DATE
1.       New Business                              [Monthly]                                21st day after
         (New issues only- first time                                                       [month] end
         policy reported to the Reinsurer)

2.       Renewal Business                          [Monthly]                                21st day after
         (Policies with renewal dates                                                       [month] end
         within Accounting Period)

3.       Changes & Terminations                    [Monthly]                                21st day after
         (including conversions, replacements                                               [month] end
         reinstatements, increases, decreases,
         recaptures, lapses, claims, etc.)

4.       Inforce                                   [Quarterly]                              21st day after
         (Listing of each policy in force)                                                  [quarter] end

                                                                                          EXHIBIT F (BULK)
                                                                                                   PAGE 2


5.       Accounting Information                    [Monthly]                                21st day after
         (See Exhibit F-1 for Sample                                                        [month] end
         Summary Reporting Form, section I)

6.       Statutory Reserves                        [Quarterly]                              21st day after
         (See Exhibit F-1 for Sample                                                        [quarter] end
         Summary Reporting Form, section II)

7.       Policy Exhibit                            [Monthly]                                21st day after
         (See Exhibit F-1 for Sample                                                        [month] end
         Summary Reporting Form, section III)

8.       Valuation Reserve                         [Annually]                               January 10th
         Certification
         (See Exhibit F-2 for Sample)

9.       Tax Reserve Certification                 [Annually]                               June 1st
         (See Exhibit F-3 for Sample)



REPORT DETAILS:
The reports for New Business, Renewal Business, Changes & Terminations and Inforce, will include the following data:

1.  Reporting Date
2.  Policy Number
3.  Insured Data: Full Name, Date of Birth , Sex
4.  Residence
5.  Policy Date
6.  Issue Age
7.  Plan Name and\or Code
8.  Premium (not applicable to Inforce Report)
9.  Smoker Code
10. Underwriting Risk Classification (including table rating and flat extra amount & applicable number of years)
11. Automatic or Facultative
12. Direct Face Amount
13. Reinsured Amount and Net Amount at Risk
14. Death Benefit Option (for UL policies only)
15. Transaction Code (not applicable to Inforce Report)


In addition, for the Changes and Terminations Report the effective date of each transaction will be provided. If the change is a conversion or replacement the attained age and duration will also be provided.

                                                                EXHIBIT F (BULK)
                                                                          PAGE 3


REPORTING SYSTEM: The system used by the Company to administer its reinsurance is:
                                 Name of System
The Company will inform the Reinsurer of any change in the reporting format or data prior to use in reports to the Reinsurer.


NOTIFICATION OF ACCEPTANCE OF FACULTATIVE OFFER: The Company will advise the Reinsurer of its acceptance of the Reinsurer's underwriting decision pertaining to facultative business by sending notice to the Reinsurer. The Company will provide the full details of the facultative new business on the next New Business Report.


ADDITIONAL INFORMATION: The Company will provide the Reinsurer upon request, with any additional information related to the Reinsured Policies and which the Reinsurer requires in order to complete its financial statements.

                                                                     EXHIBIT F-1


                                                      REINSURANCE COMPANY
                                     SELF ADMINISTERED REINSURANCE SUMMARY REPORTING FORM
Ceding Company                                                  Reinsurer
               ----------------------------------                         -------------------------------------

Treaty/Account #                                                Period Experience is for
                 --------------------------------                                        ----------------------
Coin      YRT      Mod Co     Other                             Interest Sensitive:  Yes      No
     ----     ----        ----                                                           ----    ----
Reinsurance Premium Mode:       Monthly         Quarterly       Annual        In Advance       In Arrears
                                       -----             -----        -----              -----            -----
Reinsurance Reporting Mode:     Monthly         Quarterly       Annual
                                       -----             -----        -----

Contact                                   Date                          Phone#
        -------------------------------        ----------------------          -------------------------------------



---------------------------------------------------------------------------------------------------------------------------
                             SECTION I - ACCOUNTING
---------------------------------------------------------------------------------------------------------------------------
                                     * * Premiums * *                   * * Allowances Other* *
                              -----------------------------------------------------------------------------
                                First Year     Renewal Year    First Year        Renewal Year Benefit           Total
-----------------------------------------------------------------------------------------------------------
Life
---------------------------------------------------------------------------------------------------------------------------
ADB
---------------------------------------------------------------------------------------------------------------------------
Waiver of Premium
---------------------------------------------------------------------------------------------------------------------------
TOTAL
---------------------------------------------------------------------------------------------------------------------------
                        SECTION II - RESERVE INFORMATION
---------------------------------------------------------------------------------------------------------------------------
    Amount of Rein (000)           Issue                                   Reserves Reinsured
------------------------------                -----------------------------------------------------------------------------
      Life           ADB           Year            Life           ADB           Waiver         Subst'd       Deficiency
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                    SECTION III - POLICY EXHIBIT INFORMATION
---------------------------------------------------------------------------------------------------------------------------
                                                     Current Period                                  Year to Date
                                              ------------------------------                -------------------------------
                                                  No. of        Amt of *                        No. of      Amt. of *
                                                 Policies      Rein (000)                      Policies       Rein (000)
                                              ------------------------------                -------------------------------
A. Inforce Beg. of Period                                                         A.
                                              ------------------------------                -------------------------------
    1.  New Business                Auto                                           1.Auto
                                              ------------------------------                -------------------------------
                                     Fac                                             Fac
                                              ------------------------------                -------------------------------
    2.  Conversions/Replacements - On                                             2.
                                              ------------------------------                -------------------------------
    3.  Reinstatements                                                            3.
                                              ------------------------------
                                                                                            -------------------------------
    4.  Other Increases                                                           4.
                                              ------------------------------                -------------------------------
    5.  Not Takens                                                                5.
      a) Total Inc (1+2+3+4-5)                                                       a)
                                              ==============================      6.        ===============================
    6.  Death
                                              ------------------------------                -------------------------------
    7.  Conversions/Replacements - Off                                            7.
                                              ------------------------------                -------------------------------
    8.  Lapses                                                                    8.
                                              ------------------------------                -------------------------------
    9.  Surrenders                                                                9.
                                              ------------------------------                -------------------------------
   10.  Expiry                                                                   10.
                                              ------------------------------                -------------------------------
   11.  Recapture                                                                11.
                                              ------------------------------                -------------------------------
   12.  Other Decreases                                                          12.
                                              ------------------------------                -------------------------------
      b) Total Dec (6+7+8+9+10+11+12)                                                b)
                                              ------------------------------                -------------------------------
B.  Inforce End of Period (A+a-b)                                                 B.
----------------------------------------------------------------------------                -------------------------------

                                                                     EXHIBIT F-2



VALUATION RESERVE FOR SELF-ADMINISTERED BUSINESS CEDED TO
(REINSURANCE COMAPANY)  FROM (NAME OF COMPANY)


Inforce and Reserves at                                        200x:

Plan:                                             Type:  SM/NSM/AGGR/TOTAL

Inforce Reinsured Amount:
                           -------------

Inforce Number of Policies:
                           -------------

Valuation Reserve as at                                        200x:


                                 RESERVE                      RESERVE BASIS
TYPE                            AMOUNT ($)                    (TABLE, INTEREST
                                                              RATE AND METHOD)

Active Life Reserve
Unearned Premium Reserve
Disabled Life Reserve
Liability for Incurred But Not Reported Claims (IBNR)
Liability for Due and Unpaid Claims
Liability for claims in Course of Settlement
Other** (specify)
Total

**If credit for deficiency reserves is being taken, please specify under "other".

As the valuation actuary of the above named company I certify that the information above is correct as shown. *

Name:
Signature:
Actuarial Designation:
Title:
Date:

* Required only for Year End Valuation Reserves.

                                                                    EXHIBIT F- 3



TAX RESERVE CERTIFICATION FOR SELF-ADMINISTERED BUSINESS CEDED TO (REINSURANCE COMPANY) FROM (NAME OF COMPANY)


Inforce and Reserves at December 31, 200x:

Plan:                                            Type:  SM/NSM/AGGR/TOTAL

Inforce Reinsured Amount:
                           -------------

Inforce Number of Policies:
                           -------------

Tax Reserve as at December 31, 200x:

                                  RESERVE                     RESERVE BASIS
TYPE                             AMOUNT ($)                   (TABLE, INTEREST
                                                              RATE AND METHOD)

Active Life Reserve
Unearned Premium Reserve
Disabled Life Reserve
Liability for Incurred But Not Reported Claims (IBNR)
Liability for Due and Unpaid Claims
Liability for Claims in Course of Settlement
Other** (specify)
Total

**If credit for deficiency reserves is being taken, please specify under "other".

As the valuation actuary of the above named company I certify that the information above is correct as shown.
Name:
Signature:
Actuarial Designation:
Title:
Date:

                                                               EXHIBIT F (INDIV)

REINSURANCE REPORTS

REPORTING REINSURANCE TRANSACTIONS:
For new business, the Company will send to the Reinsurer as soon as possible after the original policy has been issued, an Application for Reinsurance (Exhibit B).

The Company will also promptly send to the Reinsurer complete details of any changes to Reinsured Policies.

REMITTANCE REPORTING:
The reinsurance transactions will be administered by the Reinsurer. During each accounting period, as defined below, the Reinsurer will provide the Company with a report showing all first year and renewal premiums which became due during the previous accounting period. Also included in the report will be any adjustments made necessary by changes in reinsurance effective during a previous accounting period.

The Company will take credit, without interest, for any unearned premiums arising due to reductions, cancellations or death claims. The unearned premiums refunded will be net of allowances and policy fees.

The Company will pay the balance of arrears of premiums due under a reinstated Reinsured Policy.

The balance due, as calculated above, will then become payable. If the balance so calculated is due to the Company, the Reinsurer will forward a remittance in settlement with the report. If the balance is due to the Reinsurer, the Company will forward a remittance in settlement within 15 days of receipt of the report.

REPORT REQUIREMENTS:
The Reinsurer will send to the Company the following reports by the times indicated below:

         REPORT                                 ACCOUNTING PERIOD DUE DATE
1.       Detail Reports                         [Monthly]                                   21st day after
         (Reinsurance Ceded)                                                                [month] end

2.       Policy Detail Report                   [Monthly]                                   21st day after
         Totals  (Summary Report)                                                           [month] end

3.       Accounting and Policy                  [Monthly]                                   21st day after
         Exhibit  (Movement Summary)                                                        [month] end

4.       Reserves                               [Quarterly]                                 21st day after
                                                                                            [quarter] end

5.       Inforce List                           [Annually]                                  21st day after
                                                                                            [quarter] end

                                                               EXHIBIT F (INDIV)
                                                                          Page 2


NOTIFICATION OF ACCEPTANCE OF FACULTATIVE OFFER: The Company will advise the Reinsurer of its acceptance of the Reinsurer's underwriting decision pertaining to facultative business by sending notice to the Reinsurer.

ADDITIONAL INFORMATION: The Company will provide the Reinsurer, upon request, with any additional information related to the Reinsured Policies and which the Reinsurer requires in order to complete its financial statements.